Exhibit (d)(v)
VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
EASTERN TIME ON THE EXPIRATION DATE
THE GDL FUND
SUBSCRIPTION RIGHTS FOR PREFERRED SHARES
Dear Shareholder:
     IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.
     As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of Preferred Shares of The GDL Fund (the “Fund”), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each Preferred Share specified in the Prospectus Supplement relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus Supplement. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available and the holder’s Primary Subscription Rights have been fully exercised to the extent possible.
     Registered owners of the Fund’s preferred shares will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts. Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.
THE SUBSCRIPTION RIGHT IS TRANSFERABLE
     Payment must be made (a) with United States dollars, whereby only money orders or checks drawn on a bank located in the continental United States and made payable to The GDL Fund will be accepted, or (b) by surrender of existing preferred shares at the liquidation preference of $50 per preferred share. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
EASTERN TIME ON THE EXPIRATION DATE
THE GDL FUND
SUBSCRIPTION RIGHTS FOR PREFERRED SHARES
(Complete appropriate section on reverse side of this form)
     The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the Preferred Shares of The GDL Fund (the “Fund”), in the ratio of one Preferred Share for each two Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Preferred Share specified in the Prospectus Supplement relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Shareholders only, as described in the Prospectus Supplement. Under this Privilege, any number of additional shares may be purchased by a Record Date Shareholder if such shares are available and the owner’s Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Registered owners of the Fund’s common shares will receive their primary and over-subscription shares via an uncertificated share credit to their existing accounts. Confirmation statements for primary share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Confirmation statements for over-subscription share subscriptions reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right, two Rights and the Subscription Price are required for each Preferred Share. To subscribe for additional Preferred Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each Preferred Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus Supplement. Payment of (a) $50.00 per Preferred Share or (b) a surrender of one existing preferred share per new Preferred Share must accompany the Subscription Certificate (the “Subscription Price”). See reverse side of forms.

Cusip	[ ]
Control Number
Number of Rights Issued Maximum Number of Eligible Shares under Subscription

To subscribe for your primary shares please complete line “A” on the card below.
Example:
10 existing preferred shares = entitled to 30 rights
30 rights divided by 2= right to purchase 15 new preferred shares
A.          15          x  $50.00     =     $750
(No. of shares)
If you are not subscribing for your full Primary Subscription, check box “D” below and we will attempt to sell any remaining unexercised Rights.
To subscribe for any over-subscription shares please complete line “B” below.
Please Note: Only Record Date Shareholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.
Payment of Shares: Full payment, by check, money order, or surrender of exiting preferred shares, for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.
If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Preferred Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Preferred Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Preferred Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Preferred Shares for which the Record Date Shareholder has indicted an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Expiration Date [          ] (unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION
To:                    Computershare Trust Company, N.A.
Attention: Voluntary Corporate Actions

By Mail:	By Overnight Courier:
P.O. Box 43011 Providence, RI 02940-3011	250 Royall Street Suite V Canton, MA 02021

A.	Primary Subscription (2 Rights = 1 share)	x (No. of Shares)	$50.00 (Purchase Price)	= $	D.	Sell any Remaining Rights ☐
B.	Over-Subscription Privilege	x (No. of Shares)	$50.00 (Purchase Price)	= $ (1)	E.	Sell all of my Rights ☐
C.	Amount of Check Enclosed (or amount in notice of guaranteed delivery)			= $	(1)
The Over-Subscription Privilege can be exercised only by a Record Date Shareholder, as described in the Prospectus Supplement, and only if the Rights initially issued to him are exercised to the fullest extent possible.

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Preferred Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Preferred Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus Supplement.
SECTION 2. TO TRANSFER RIGHTS (except pursuant to D or E above): For value received, of the Rights represented by the Subscription Certificate are assigned to: (Print Full Name of Assignee)
TO SELL: If I have checked either the box on line D or on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus Supplement.	(Print Full Address) Signature(s) of Assignee(s)
	IMPORTANT:	The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Signature(s) of Subscriber(s)
Your signature must be guaranteed by:
Address for delivery of Shares if other than shown on front	a) a commercial bank or trust company or
If permanent change of address, check here ☐	b) a member firm of a domestic stock exchange or
Please give your telephone number: ( )	c) a savings bank or credit union.
Please give your e-mail address:	Signature
	Guaranteed By:	(Name of Bank or Firm)
(Signature of Officer and Title)